Exhibit 99.1

ARIAD Presents Novel Anti-Cancer Profile of Its
Investigational Anaplastic Lymphoma Kinase (ALK)
Inhibitor at AACR Meeting

Third Internally Discovered Drug Candidate In Oncology Pipeline

DENVER & CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 21, 2009--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced that its third oncology product candidate – an anaplastic lymphoma kinase (ALK) inhibitor discovered by ARIAD scientists – regulates multiple cancer pathways and is active in preclinical models of lung cancer, lymphoma and neuroblastoma. Preclinical data on ARIAD’s ALK inhibitor program are being presented today at the annual meeting of the American Association for Cancer Research (AACR) in Denver, Colorado.

ALK was first identified as a chromosomal rearrangement in anaplastic large cell lymphoma (ALCL). Genetic studies now indicate that abnormal expression of ALK is a key driver of certain types of non-small cell lung cancer and neuroblastomas, as well as ALCL. Since ALK is generally not expressed in normal adult tissues, it represents a highly promising target for molecularly targeted cancer therapy.

ARIAD scientists identified multiple potent compounds that inhibit ALK both in vitro and in vivo, while maintaining significant selectivity over the highly similar insulin-like growth factor-1 receptor and insulin receptor tyrosine kinase. The lead compound in this class potently inhibits tumor cells that express ALK, while having no effects on cells that do not express ALK. Additionally, this compound is active when administered orally in in vivo animal models of lymphoma and lung cancer, with minimal effects on insulin or glucose levels.

“The data presented at the AACR meeting demonstrate the high degree of selectivity of the ARIAD compounds and support proceeding with clinical development of one of the compounds in the lead series in patients with ALK-driven tumors,” stated Timothy P. Clackson, Ph.D., senior vice president and chief scientific officer for ARIAD. “ALK is emerging as an intriguing cancer target, and we believe that our ALK inhibitors are distinguished by their potency, selectivity and oral administration.“

ARIAD’s investigational ALK inhibitor is designed to target a unique genetic feature of cancer cells in a manner similar to Bcr-Abl inhibitors, such as imatinib (Gleevec®), and ARIAD’s investigational multi-targeted kinase inhibitor, AP24534, which inhibit an activated form of the enzyme arising from a genetic rearrangement. ARIAD expects to formally designate a development candidate from its ALK program during this quarter and to begin investigational new drug (IND) enabling studies soon thereafter.

About ARIAD

ARIAD’s vision is to transform the lives of cancer patients with breakthrough medicines. The Company’s mission is to discover, develop and commercialize small-molecule drugs to treat cancer in patients with the greatest and most urgent unmet medical need – aggressive cancers where current therapies are inadequate. ARIAD’s lead product candidate, deforolimus, is an investigational mTOR inhibitor in Phase 3 clinical development in patients with advanced sarcomas and is being developed in collaboration with Merck & Co., Inc. ARIAD’s second product candidate, AP24534, is an investigational multi-targeted kinase inhibitor in Phase 1 clinical development in patients with hematological cancers. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-κB cell-signaling activity, which may be useful in treating certain diseases. For additional information about the Company, please visit http://www.ariad.com.

This press release contains “forward-looking statements.” Forward-looking statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, preclinical data and early-stage clinical data that may not be replicated in later-stage clinical studies, the costs associated with our research, development, manufacturing and other activities, the conduct, timing and results of pre-clinical and clinical studies of our product candidates, the adequacy of our capital resources and the availability of additional funding, and other factors detailed in the Company's public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

Gleevec® is a registered trademark of Novartis AG.

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